Exhibit (h)(10)

                           SPECIAL SERVICING AGREEMENT

         THIS SPECIAL SERVICING AGREEMENT ("Agreement"), made as of this 1st day of February, 1997, by and among AARP Managed Investment Portfolios Trust ("Managed"), each fund which is listed on Appendix A (as such Appendix may be amended from time to time) and which evidences its agreement to be bound hereby by executing a copy of this Agreement (such funds hereinafter called the "Underlying Funds"), AARP Financial Services Company, Scudder, Stevens & Clark, Inc. ("SSC"), Scudder Service Corporation ("Scudder Service"), Scudder Fund Accounting Corporation ("SFAC"), Scudder Trust Company ("STC") and Scudder Investor Services, Inc. ("SIS").

                              W I T N E S S E T H:

         WHEREAS, Managed and each of the Underlying Funds are registered as open-end, diversified or non-diversified management investment companies under the Investment Company Act of 1940, as amended;

         WHEREAS, SSC has entered into a Member Services Agreement with AARP Financial Services Company for the provision of advice and services to SSC relating to investment by members of the American Association of Retired Persons in Managed and the Underlying Funds;


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         WHEREAS, Managed and the Underlying Funds have each entered into agreements with Scudder Service ("Service Agreements") under which Scudder Service provides Managed and the Underlying Funds transfer agent services and various participant account, participant employer record keeping and shareholder services in return for such compensation as is set forth therein;

         WHEREAS, Managed has entered into an agreement with SFAC, and each of the Underlying Funds has either entered into an agreement, or intends to enter into an agreement, with SFAC ("Sub-Accounting Agreements") for the provision of sub-accounting and other services in return for such compensation as is set forth therein;

         WHEREAS, Managed has entered into an agreement with STC, ("Record-Keeping Agreements") for the provision of record-keeping and other services in connection with certain retirement and employee benefit plans in return for such compensation as is set forth therein;

         WHEREAS, Managed has entered into an underwriting agreement with SIS ("Underwriting Agreements") for the provision of distribution services in connection with Managed's shares;

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         WHEREAS, Managed has entered into an Investment Management Agreement with SSC ("IMA") dated February 1, 1997 for the provision of investment management services. Under the IMA, SSC will be responsible for the payment of various Managed expenses, pursuant to this agreement.

         WHEREAS, Managed has entered into an agreement with State Street Bank and Trust Company ("State Street"), and each of the Underlying Funds has entered into an agreement with either State Street or Brown Brothers Harriman & Co. (together referred to as "Custodian Agreements") under which the Custodian is to furnish Managed and the Underlying Funds various custodial services in return for such compensation as is set forth in the Custodian Agreements;

         WHEREAS, Managed is expected to provide a means by which the Underlying Funds can eliminate shareholder accounts which are or would be invested directly in the Underlying Funds;

         WHEREAS, such shareholder account reduction can reduce the fees of the Underlying Funds due Scudder Service under the Service Agreements and various other fees and expenses that would otherwise be incurred by the Underlying Funds (such expenses are further defined below as Variable Expenses, and such reduction in Variable Expenses is hereinafter referred to as "Savings");

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         WHEREAS, Managed will invest its assets exclusively in the Underlying
Funds, except for temporary defensive purposes and cash or cash items necessary to meet current redemptions; and

         WHEREAS, the Board of Trustees of each Underlying Fund has determined that it is reasonable to expect the aggregate expenses as described below of Managed to be less than the estimated Savings to each of the Underlying Funds from the operation of Managed; and such determination by the Board of Trustees is based on some or all of the following factors, among others as they apply to each Underlying Fund:

     a. The amount of Managed expenses to be absorbed by each Underlying Fund;

     b. The amount of assets invested in each Underlying Fund by Managed;

     c. The average and median account sizes for the Underlying Funds and Managed;

     d. The rate at which Variable Expenses (i.e., expenses for shareholder servicing, marketing to increase or maintain account size, account management, transfer and dividend disbursing agency services, and prospectuses, shareholder reports, proxies and similar communications) and Fixed Expenses (i.e., expenses for accounting, custodial, auditing and legal services, state qualification, filing, and directors fees and

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        organization and various miscellaneous expenses) are incurred by Managed and the Underlying Funds; and

     e. The relationship between Variable and Fixed Expenses in the Underlying Funds and Managed.

         NOW, THEREFORE, in consideration of the promises and mutual covenants made herein, it is agreed between and among the parties hereto as follows:

            1. MANAGED EXPENSES
               SFAC will calculate the separate amounts of fees and expenses allocable to Managed due under the Custodian, Service, Sub-Accounting, Record-Keeping and Underwriting Agreements referred to above and agreements or arrangements with third-parties for record-keeping and other administrative services, as well as any other amounts due persons as a result of Managed operations under any other agreement or otherwise ("Expenses"), excluding non-recurring and extraordinary expenses. Such non-recurring and extraordinary expenses include: the fees and costs of actions, suits or proceedings, and any penalties, damages or payments in settlement in connection therewith, for which the Managed and/or a portfolio or series thereof ("Managed Portfolio") may be liable directly, or which it may incur as a result of its legal obligation to provide

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            indemnification to its officers, directors and agents; the fees and costs of any governmental investigation and any fines or penalties in connection therewith; and any federal, state or local tax, or related interest, penalties or additions to tax for which Managed or any Managed Portfolio may be liable. Under unusual circumstances, the parties may agree to exclude certain other amounts from Expenses. In addition, SFAC will calculate the estimated Savings to each Underlying Fund.

            2. UNDERLYING FUNDS' PAYMENT OF EXPENSES
               Subject to Paragraph 3, each of the Underlying Funds agrees to pay its pro rata share of the Expenses based on the proportion which the average daily value of its shares owned by all Managed Portfolios in the aggregate bears to the average daily value of all shares of Underlying Funds owned by all Managed Portfolios in the aggregate, provided that no Underlying Fund will pay such Expenses in excess of the estimated Savings to it ("Excess Expense"). The Underlying Funds shall pay such expenses in accordance with instructions from SFAC.

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            3. PAYMENT BY SSC
               SSC agrees that, at all times, it will bear any Excess Expense described in Paragraph 2 and shall pay such Excess Expenses in accordance with instructions from SFAC.

            4. OPINION OF COUNSEL
               At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such legal counsel.

            5. LIABILITIES
               No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

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            6. TERM OF AGREEMENT: AMENDMENT; RENEWAL
               The term of this Agreement shall begin on February 1, 1997, and unless sooner terminated as herein provided, the Agreement shall remain in effect through August 31, 1998. Thereafter, this Agreement shall continue from year to year if such continuation is specifically approved at least annually by the Board of Trustees of each Underlying Fund and Managed, including a majority of the independent Trustees of each such Fund. In determining whether to renew this Agreement, the Trustees of the Underlying Funds may request, and SSC will furnish, such information relevant to determining the past and expected future relationship between the Savings and Expenses. The Agreement may be modified or amended from time to time by mutual written agreement between the parties hereto. Upon termination hereof, outstanding obligations hereunder shall survive. This Agreement may be amended in the future to include as additional parties to the Agreement other investment companies for which SSC serves as investment adviser.

           7.  ASSIGNMENT
               This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of SSC, the Underlying Funds

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               and Managed. The Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of such Funds.

           8.  NOTICE
               Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of all parties to this Agreement is Two International Place, Boston, MA 02109, Attention: Thomas F. McDonough.

           9.  INTERPRETIVE PROVISIONS
               In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or State Law

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               or regulation. Also, no existing provision of this Agreement, or interpretive or additional provision described above, shall be effective if, as a result, any Managed Portfolio or any Underlying Fund would lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code.

           10. STATE LAW
               This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.

           11. CAPTIONS
               The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         With respect to a party which is organized as a Massachusetts business trust, references in this Agreement to the party mean and refer to the Trustees from time to time serving under its Declaration of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which the party conducts its business. The obligations

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of the party hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the party personally, but bind only the trust property of the party, as provided in said Declaration of Trust.

         With respect to a party which is organized as either a Massachusetts business trust or a Maryland corporation, if the party has more than one series, no series of the party other than the series on whose behalf an obligation shall have been undertaken shall be responsible for the obligations of the series, and third parties shall look only to the assets of that series to satisfy those obligations.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

                            AARP Cash Investment Funds
                               on behalf of
                                     AARP High Quality Money Fund

                            AARP Growth Trust
                               on behalf of
                                     AARP Balanced Stock and Bond Fund
                                     AARP Blue Chip Index Fund
                                     AARP Capital Growth Fund
                                     AARP Global Growth Fund
                                     AARP Growth and Income Fund


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                                     AARP International Stock Fund
                                     AARP Small Company Stock Fund

                            AARP Income Trust
                               on behalf of
                                     AARP Bond Fund for Income
                                     AARP GNMA and U.S. Treasury Fund
                                     AARP High Quality Bond Fund

                            AARP Managed Investment Portfolios Trust
                               on behalf of
                                     AARP Diversified Income Portfolio
                                     AARP Diversified Growth Portfolio

                            AARP Tax Free Income Trust
                               on behalf of
                                     AARP High Quality Tax Free Money Fund
                                     AARP Insured Tax Free General Bond Fund

                            By:  /s/Cornelia M. Small
                               ----------------------------------
                                   Cornelia M. Small, President


                            AARP Financial Services Company

                            By:  /s/Horace B. Deets
                               ----------------------------------
                                   Horace B. Deets

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                            Scudder, Stevens & Clark, Inc.

                            By:  /s/David S. Lee
                               ----------------------------------
                                 David S. Lee, Managing Director


                            Scudder Service Corporation

                            By:  /s/David S. Lee
                               ----------------------------------
                                 David S. Lee, Vice President


                            Scudder Investor Services, Inc.

                            By:  /s/David S. Lee
                               ----------------------------------
                                 David S. Lee, President


                            Scudder Trust Company

                            By:  /s/Benjamin Thorndike
                               ----------------------------------
                                Benjamin Thorndike, Vice President



                            Scudder Fund Accounting Corporation

                            By:  /s/David S. Lee
                               ----------------------------------
                                 David S. Lee, President


Dated:   February 1, 1997

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                                  APPENDIX A

         The following Funds are parties to this Agreement, and have so indicated their intention to be bound by such Agreement by executing the Agreement on the dates indicated thereon:
                            AARP Cash Investment Funds
                               on behalf of
                                    AARP High Quality Money Fund

                            AARP Growth Trust
                               on behalf of
                                    AARP Balanced Stock and Bond Fund
                                    AARP Blue Chip Index Fund
                                    AARP Capital Growth Fund
                                    AARP Global Growth Fund
                                    AARP Growth and Income Fund
                                    AARP International Stock Fund
                                    AARP Small Company Stock Fund

                            AARP Income Trust
                               on behalf of
                                    AARP Bond Fund for Income
                                    AARP GNMA and U.S. Treasury Fund
                                    AARP High Quality Bond Fund

                            AARP Managed Investment Portfolios Trust
                               on behalf of
                                    AARP Diversified Income Portfolio
                                    AARP Diversified Growth Portfolio

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                            AARP Tax Free Income Trust
                               on behalf of
                                    AARP High Quality Tax Free Money Fund
                                    AARP Insured Tax Free General Bond Fund

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